LIMITED POWER OF ATTORNEY
FOR SEC FILINGS


WARNING TO PERSON EXECUTING THIS DOCUMENT: This is an important legal document. It creates a power of attorney that provides the person you designate as your attorney-in-fact with the limited powers it sets forth. You have the right to terminate this power of attorney. If there is anything about this form that you do not understand, you should ask a lawyer to explain it to you. YOU MAY REVOKE THIS POWER
OF ATTORNEY IF YOU LATER WISH TO DO SO.

I, Steven L. Soboroff, 16242 Shadow Mountain Drive, Pacific Palisades,
CA  90272
(your name and address)

appoint

ANN E. LEDERER or PAT TURNER
401 Wilshire Boulevard, 4th Floor
Santa Monica, CA 90401

as my agent (attorney-in-fact) to act for me in any lawful way with respect to the following subject:

Filing of SEC Form 3, Form 4, Form 5 or similar filings with respect to my transactions in stock of FirstFed Financial Corp.

UNLESS YOU DIRECT OTHERWISE ABOVE, THIS POWER OF ATTORNEY IS
EFFECTIVE IMMEDIATELY AND WILL CONTINUE UNTIL IT IS REVOKED.

This power of attorney will continue to be effective even though
I become incapacitated.

EXERCISE OF POWER OF ATTORNEY WHERE
MORE THAN ONE AGENT DESIGNATED

If I have designated more than one agent, the agents are authorized to act separately.

I agree that any third party who receives a copy of this document may act under it. Revocation of the power of attorney is not effective as to a third party until the third party has actual knowledge of the revocation. I agree to indemnify the third party for any claims that arise against the third party because of reliance on this power of attorney.

Signed this 31st day of August, 2002.


						/S/ Steven L. Soboroff
						(your signature)

###-##-####
		(your social security number)